Exhibit 99.1

CF Acquisition Corp. VII Announces That its Trust Account Will Not Be Decreased Due to Excise Tax

NEW YORK, NY, June 7, 2023 — CF Acquisition Corp. VII (NASDAQ: CFFS) (the “Company”) today announced that, to mitigate the current uncertainty surrounding the implementation of the Inflation Reduction Act of 2022, in the event that the extension (the “Extension”) of the time period the Company has to complete an initial business combination (the “Business Combination”) is implemented, as described in the proxy statement filed by the Company on May 19, 2023 (the “Proxy Statement”), in connection with its special meeting of stockholders to be held on June 14, 2023 (the “Meeting”), CFAC Holdings VII, LLC (the “Sponsor”), the sponsor of the Company, or a designee, will indemnify the Company for any reduction in the amount in the trust account as a result of any excise tax liabilities to the extent of such reduction that would otherwise be paid to any public stockholder exercising its rights with respect to any future redemption opportunities that are provided prior to or in connection with a Business Combination or in respect of a liquidation of the Company.

If the Extension is implemented, the Sponsor has agreed to loan to the Company, which will be deposited into the Company’s trust account, $0.03 per month for each public share that is not redeemed (the “Monthly Amount”) for each calendar month that is needed by the Company to complete the Business Combination until March 20, 2024.

About CF Acquisition Corp. VII

CF Acquisition Corp. VII is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective target business is not limited to a particular industry or geographic region, but the Company intends to focus on industries where its management team and founders have experience, including the financial services, healthcare, real estate services, technology and software industries. CF Acquisition Corp. VII is led by Chairman and Chief Executive Officer Howard W. Lutnick.

Participants in the Solicitation

The Company and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the Extension. Information regarding the Company’s directors and executive officers is available in its annual report on Form 10-K filed with the SEC. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests are contained in the Proxy Statement.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Additional Information

The Company has filed the Proxy Statement with the Securities and Exchange Commission (the “SEC”) in connection with the Meeting and, beginning on May 22, 2023, mailed the Proxy Statement and other relevant documents to its stockholders as of the May 1, 2023 record date for the Meeting. The Company’s stockholders and other interested persons are advised to read the Proxy Statement and any other relevant documents that have been or will be filed with the SEC in connection with the Company’s solicitation of proxies for the Meeting because these documents will contain important information about the Company, the Extension and related matters. Stockholders may also obtain a free copy of the Proxy Statement, as well as other relevant documents that have been or will be filed with the SEC, without charge, at the SEC’s website located at www.sec.gov or by directing a request to Morrow Sodali, LLC at (800) 662-5200 (toll free) or by email at CFFS.info@investor.morrowsodali.com.

Forward-Looking Statements

This press release and oral statements made from time to time by representatives of the Company may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to the Company or its management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Karen Laureano-Rikardsen

klrikardsen@cantor.com